EXHIBIT 99.2

CoreWeave Announces Pricing of $1,000 million of 9.750% Senior Notes due 2031

April 16, 2026
LIVINGSTON, N.J.--(BUSINESS WIRE)-- CoreWeave, Inc. (Nasdaq: CRWV) (“CoreWeave”) announced today that it priced a private offering of $1,000 million aggregate principal amount of 9.750% senior notes due 2031 (the “Notes”). The Notes will have a maturity date of October 1, 2031. The closing of the offering of the Notes is expected to occur on April 21, 2026, subject to customary closing conditions. The Notes will be issued at an issue price equal to 102.000% of the principal amount thereof and will be guaranteed on a senior unsecured basis by certain wholly-owned subsidiaries of CoreWeave. The Notes are being offered as additional notes under the Indenture, dated as of April 14, 2026, pursuant to which CoreWeave previously issued $1,750 million in aggregate principal amount of 9.750% senior notes due 2031.
CoreWeave intends to use the proceeds from the offering of the Notes for general corporate purposes, including, without limitation, repayment of outstanding indebtedness, and to pay fees, costs and expenses in connection with the offering of the Notes.
The Notes and related guarantees were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The Notes and related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About CoreWeave
CoreWeave is The Essential Cloud for AI™. Built for pioneers by pioneers, CoreWeave delivers a platform of technology, tools, and teams that enables innovators to move at the pace of innovation, building and scaling AI with confidence. Trusted by leading AI labs, startups, and global enterprises, CoreWeave serves as a force multiplier by combining superior infrastructure performance with deep technical expertise to accelerate breakthroughs. Established in 2017, CoreWeave completed its public listing on Nasdaq (CRWV) in March 2025.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding the Notes offering and the expected use of proceeds therefrom, which statements are based on current expectations, forecasts, and assumptions and involve risks and uncertainties that could cause actual results to differ materially from expectations discussed in such statements. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including, but not limited to,

CoreWeave’s ability to complete the offering on favorable terms, if at all, and general market, political, economic and business conditions which might affect the offering. These factors, as well as others, are discussed in CoreWeave's filings with the Securities and Exchange Commission, including the sections titled "Special Note Regarding Forward-Looking Statements" and "Risk Factors" in CoreWeave's Annual Report on Form 10-K for the year ended December 31, 2025. All forward-looking statements contained herein are based on information available as of the date hereof and CoreWeave does not assume any obligation to update these statements as a result of new information or future events.

Media Contact
press@coreweave.com

Investor Relations Contact
investor-relations@coreweave.com